UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Winter Street Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (781) 577-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2021, the Board of Directors (the “Board”) of Eloxx Pharmaceuticals, Inc. (the “Company”) accepted the resignation of Mr. Stephen MacDonald as Vice President, Finance and Accounting, and Treasurer, effective March 26, 2021.

Gary D. Rakers, 37, who joined with the Company in January 2020 and previously served as as Corporate Controller and Assistant Treasurer, was promoted to Executive Director, Finance and Accounting and Corporate Controller. The Board appointed Mr. Rakers principal financial and accounting officer and Treasurer effective March 26, 2021. Mr. Rakers receives a base annual salary of $250,000, a target bonus of 28% and was granted 16,000 options to purchase common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the date of his promotion. Prior to joining the Company, Mr. Rakers spent 6 years with Tesaro, Inc., prior to its acquisition by GSK, where he held positions of increasing responsibility, culminating in the role of Associate Director of Technical Accounting and Operations. Previously, Mr. Rakers spent 8 years in the audit and assurance practice of Deloitte & Touche LLP, with a focus on the healthcare and life sciences sector. Mr. Rakers will report to the Chief Executive Officer or his designee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

By:	/s/ Neil S. Belloff
Name:	Neil S. Belloff
Title:	Chief Operating Officer and General Counsel

Date: March 26, 2021